Exhibit 10.15
                                    AGREEMENT

This Agreement is made as of March 27th, 2000 by and between Lingfield Limited (hereinafter "Lingfield") and Ambient Corporation (hereinafter "Company").

THE PARTIES AGREE AS FOLLOWS:

1. Term

1.1 The term of this Agreement shall extend for 12 months from the date hereof (the "Term"), provided, that, prior to such date this Agreement shall be deemed terminated and of no further force or effect upon the (i) Company's insolvency, liquidation, dissolution or commencement of any bankruptcy proceeding and (ii) delivery by either party to the other upon thirty (30) days prior written notice of such party's intention to terminate this Agreement.

1.2 Upon the termination, cancellation or expiration of this Agreement in accordance with the provisions hereof, neither party shall be responsible or liable to the other for consequential or incidental damages of any kind.

2. Services. Lingfield shall provide the following services (the "Services"):

o Assist the Company or its affiliates in meeting appropriate potential strategic partners and investors, including but not limited to venture capital firms, individual and institutional investors, and strategic partners;

o Support the follow-up efforts and negotiations as requested and appropriate.

      In performance of the Services hereunder, Lingfield shall act only in accordance with the Company's instructions, terms and conditions. Lingfield shall report regularly to the Company with respect to Lingfield's activities hereunder, including periodic meetings with Company personnel.

3. Compensation. In consideration of the Services, Lingfield shall be issued 346,250 shares of the Company's common stock.

4. Expenses

      Company shall reimburse Lingfield for all expenses incurred in providing its services under this Agreement up to an aggregate of $500 per month. Expenses over $500 per month must be preapproved in writing by the Company.

      Company will make such reimbursement to Lingfield within thirty (30) days after a statement of expenses (with appropriate supporting documents) has been sent to Company.
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5. Confidential Information. The Parties shall execute the Company's Reciprocal
Confidentiality Agreement.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

7. Arbitration. Any controversy or claim between the parties arising out of or relating to this Agreement or the breach hereof shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in the State of New York.

8. Representations and Warranties. Each Party represents and warrants that it has the right to enter into this Agreement, to fully perform its obligations hereunder, that it has acquired all rights necessary for the exercise of all rights hereunder, that the materials and technology supplied herein will not violate or infringe upon any trademark, trade name, copyright, right of privacy or publicity, patent, property right or any other right of any third party.

9. Modification. This Agreement may not be modified except by a written agreement signed by both parties.

10. Entire Agreement. This Agreement sets forth the entire agreement and understanding between Company and Lingfield relating to the subject matter herein and merges all prior and contemporaneous agreements between the parties.

11. Further Assurances. The parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated by this Agreement.

12. Assignment. This Agreement is personal to Lingfield and Lingfield shall not assign or delegate its rights or duties to a third party, whether by contract, will or operation of law, without the Company's prior written consent.

13. Agency. Lingfield acknowledges and agrees that it is an independent contractor, is not the agent of the Company and has no authority in such capacity to bind or commit the Company by or to any contract or otherwise. Lingfield is not, expressly or by implication, an employee of the Company for any purpose whatsoever.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LINGFIELD LIMITED                               AMBIENT CORPORATION


Name: S/ Anthony Charles                        By S/ Aryeh Weinberg
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Title: Director                                 Title: